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                                                                    Exhibit 21.1

Name                                                             State
----                                                        --------------
Aeries Healthcare Corporation                               Delaware
Aeries Healthcare of Illinois, Inc.                         Illinois
Bountiful Psychiatric Hospital, Inc.                        Utah
Brentwood Acquisition, Inc.                                 Tennessee
Brentwood Acquisition - Shreveport, Inc.                    Delaware
Collaborative Care Corporation                              Tennessee
Cypress Creek Real Estate, L.P.                             Texas
East Carolina Psychiatric Services Corporation              North Carolina
Fort Lauderdale Hospital, Inc.                              Florida
Great Plains Hospital, Inc.                                 Missouri
Gulf Coast Treatment Center, Inc.                           Florida
Havenwyck Hospital Inc.                                     Michigan
H.C. Corporation                                            Alabama
H.C. Partnership                                            Alabama
Holly Hill Real Estate, LLC                                 North Carolina
HSA Hill Crest Corporation                                  Alabama
HSA of Oklahoma, Inc.                                       Oklahoma
InfoScriber Corporation                                     Delaware
Laurelwood Center, Inc.                                     Mississippi
Michigan Psychiatric Services, Inc.                         Michigan
Millwood Hospital, L.P.                                     Texas
Neuro Institute of Austin, L.P.                             Texas
Neuro Rehab Real Estate, L.P.                               Texas
Palmetto Behavioral Health System, L.L.C.                   South Carolina
Palmetto Lowcountry Behavioral Health, L.L.C.               South Carolina
Palmetto Pee Dee Behavioral Health, L.L.C.                  South Carolina
Peak Behavioral Health Services, Inc.                       Delaware
Premier Behavioral Solutions, Inc.                          Delaware
Premier Behavioral Solutions of Alabama, Inc.               Delaware
Premier Behavioral Solutions of Florida, Inc.               Delaware
PSI Cedar Springs Hospital, Inc.                            Delaware
PSI Cedar Springs Hospital Real Estate, Inc.                Colorado
PSI Community Mental Health Agency Management, Inc.         Tennessee
PSI Crossings, LLC                                          Delaware
PSI-EAP, Inc.                                               Delaware
PSI Hospitals, Inc.                                         Delaware
PSI Pride Institute, Inc.                                   Minnesota
PSI Summit Hospital, Inc.                                   New Jersey
PSI Surety, Inc.                                            South Carolina
PSI Texas Hospitals, LLC                                    Texas
PSI Vermilion, LLC                                          Louisiana
Psychiatric Management Resources, Inc.                      California
Psychiatric Practice Management of Arkansas, Inc.           Tennessee
Psychiatric Solutions Hospitals, Inc.                       Delaware
Psychiatric Solutions of Alabama, Inc.                      Tennessee
Psychiatric Solutions of Arizona, Inc.                      Delaware
Psychiatric Solutions of Leesburg, Inc.                     Tennessee
Psychiatric Solutions of Montana, Inc.                      Montana
Psychiatric Solutions of North Carolina, Inc.               Tennessee
Psychiatric Solutions of Oklahoma, Inc.                     Delaware
Psychiatric Solutions of Oklahoma Real Estate, Inc.         Oklahoma
Psychiatric Solutions of South Carolina, Inc.               Delaware
Psychiatric Solutions of Tennessee, Inc.                    Tennessee
Psychiatric Solutions of Utah, Inc.                         Utah
Psychiatric Solutions of Virginia, Inc.                     Tennessee

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
Ramsay Managed Care, Inc.                                   Delaware
Ramsay Treatment Services, Inc.                             Delaware
Ramsay Youth Services of Georgia, Inc.                      Delaware
Ramsay Youth Services Puerto Rico, Inc.                     Puerto Rico
RHCI San Antonio, Inc.                                      Delaware
Riveredge Real Estate, Inc.                                 Illinois
Solutions Center of Little Rock, Inc.                       Tennessee
Sunstone Behavioral Health, Inc.                            Tennessee
Texas Cypress Creek Hospital, L.P.                          Texas
Texas Laurel Ridge Hospital, L.P.                           Texas
Texas Laurel Ridge Hospital Real Estate, L.P.               Texas
Texas Oaks Psychiatric Hospital, L.P.                       Texas
Texas Oaks Psychiatric Hospital Real Estate, L.P.           Texas
Texas San Marcos Treatment Center, L.P.                     Texas
Texas San Marcos Treatment Center Real Estate, L.P.         Texas
Texas West Oaks Hospital, L.P.                              Texas
The Counseling Center of Middle Tennessee, Inc.             Tennessee
Therapeutic School Services, L.L.C.                         Oklahoma
Transitional Care Ventures, Inc.                            Delaware
Transitional Care Ventures (Texas), Inc.                    Delaware
Tucson Health Systems, Inc.                                 Delaware
West Oaks Real Estate, L.P.                                 Texas
Whisper Ridge of Staunton, Inc.                             Delaware
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